EXHIBIT 4


                                    GUARANTEE


          GUARANTEE, dated as of September 8, 1999 (the "Guarantee"), made by each of the corporations that are signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Loan Agreement, dated as of September 8, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Recoton Corporation (the "Borrower"), the Lenders and the Agent.


                              W I T N E S S E T H:

          WHEREAS, the Lenders are the holders of a portion of the Existing Senior Obligations (such term, and the other capitalized terms in the Recitals, having the meanings hereinafter assigned to them) and subject to the terms and conditions thereto, have agreed to modify and restructure the Existing Senior Obligations and provide additional working capital to the Borrower pursuant to the Master Restructuring Agreement among such parties, the Borrower and certain other creditors of the Borrower;

          WHEREAS, pursuant to the Credit Agreement the Lenders have agreed, subject to the terms and conditions thereof, to make certain loans and other extensions of credit to the Borrower;

          WHEREAS, the Borrower beneficially owns directly or indirectly at least a majority of the issued and outstanding stock of each Guarantor;

          WHEREAS, the proceeds of the extensions of credit provided for in the Credit Agreement will be used in part to enable the Borrower to make valuable transfers (as determined as provided herein) to some of the Guarantors in connection with the operation of their businesses;

          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit provided for in the Credit Agreement; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement, which in turn is a condition precedent to the effectiveness of the Master Restructuring Agreement, that, among other things, the Guarantors shall have executed and delivered this Guarantee to the Agent, for the ratable benefit of the Lenders.

          NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement, the Existing Banks to consummate the restructuring contemplated thereby, and the Lenders to make their respective loans and other extensions of credit to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

          1. Defined Terms. (a) Unless otherwise defined herein, terms used herein that are defined the Credit Agreement or MRA Appendix B shall have the meanings given to them therein and the following terms shall have the following meanings:

          "Obligations": the collective reference to the unpaid principal of and interest on any Notes and all other obligations and liabilities of the Borrower to the Agent or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower or the Guarantors pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document).

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

          (c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Guarantee (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under the laws of any applicable national, federal, state, provincial or other Governmental Authority relating to the insolvency of debtors regardless of whether such insolvency arises from the inability to pay debts as they come due or otherwise; provided that in the case of any Guarantor that is a German Subsidiary, its maximum liability shall be further limited to the amount in excess of such Guarantor's minimum stated capital.

          (c) Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

          (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Lender hereunder.

          (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

          (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

          3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         4. Right of Set-off. Each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder that shall have become due and payable. The Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

          5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

          6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement, any Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

          8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent, currently located at 241-02 Northern Boulevard, 3rd Floor, Douglaston, New York 11362 or such other office as specified in a written notice delivered in accordance with paragraph 12.

          10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

          (a) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

          (b) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

          (c) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

          (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

          (e) except in certain jurisdictions in each of which the provisions of paragraph 20 hereof are enforceable against such Guarantor, each Guarantor is not required to make any deduction or withholding from any payment to be made by it under this Guarantee, and this Guarantee is not liable to any registration tax, stamp duty or similar tax or duty imposed by any competent authority of or within the jurisdiction in which it is organized. Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each extension of credit in favor of the Borrower under the Credit Agreement on and as of such date of such extension of credit as though made hereunder on and as of such date.

          11. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          12. Notices. All notices, requests and demands to or upon the Agent, any Lender or any Guarantor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by registered or certified mail, five days (or ten days, in the case of mailings between locations inside and outside of the United States) days after being deposited in the mails, postage prepaid (airmail, in the case of mailings between locations inside and outside of the United States), or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows:

          (a) if to the Agent or any Lender, at its address or transmission number for notices provided in subsection 10.2 of the Credit Agreement; and

          (b) if to any Guarantor, at its address or transmission number for notices set forth on Schedule I to this Guarantee.

          The Agent, each Lender and each Guarantor may change its address and transmission numbers for notices or for payments pursuant to paragraph 9 by notice in the manner provided in this Section.

          13. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Agent.

          14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.

          16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

          (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

          19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          20. Taxes. All payments made by each Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Guarantee). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

          21. Submission To Jurisdiction Waivers. Each Guarantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth with its signature below or at such other address of which the Agent shall have been notified pursuant hereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          22. Acknowledgments. Each Guarantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and Lenders, on one hand, and such Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

          23. WAIVERS OF JURY TRIAL. EACH GUARANTOR, ANY, BY THEIR ACCEPTANCE HEREOF, THE AGENT AND THE LENDERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

          24. Payment Currency. The obligation of each Guarantor in respect of any amount due hereunder to make payments in Dollars shall not be discharged or satisfied by payment in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by any Guarantor whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount in Dollars at the designated place of payment, the Agent shall be entitled to demand immediate payment of, and shall have a separate cause of action against such Guarantor for the additional amount necessary to yield the amount of Dollars owing hereunder.

          25. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to subsection 1.13(c) of MRA Appendix B shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                     RECOTON CORPORATION


                                     SUBSIDIARIES

                                     Christie Design Corporation, a Delaware
                                       corporation
                                     InterAct Accessories, Inc., a Delaware
                                       corporation
                                     Recoton Audio Corporation, a Delaware
                                       corporation
                                     ReCone, Inc., a Delaware corporation
                                     Recoton Home Audio, Inc., a California
                                       corporation
                                     Recoton Japan, Inc., an Illinois
                                       corporation
                                     Recoton International Holdings, Inc., a
                                       Delaware corporation
                                     Recoton European Holdings, Inc., a Delaware
                                       corporation
                                     AAMP of Florida, Inc., a Florida
                                       corporation


                                     By: /s/ Stuart Mont
                                        --------------------------
                                        Name:  Stuart Mont
                                        Title: Vice President



                                     Recoton German Holdings GmbH, a German
                                       corporation
                                     Mac Audio Electronic GmbH, a German
                                       corporation
                                     Magnat Audio-Produkte GmbH, a German
                                       corporation
                                     Heco Audio-Produkte GmbH, a German
                                       corporation


                                     By: /s/ JW Mermagen
                                        ----------------------------------
                                        Name:  JW Mermagen
                                        Title: Managing Director


                                     Recoton Canada Ltd., a Canadian corporation


                                     By: /s/ Stuart Mont
                                        -----------------------------------
                                        Name:  Stuart Mont
                                        Title: President

                                   Schedule I

                             GUARANTORS' ADDRESSES1


(1)      Recoton Canada Ltd.
         680 Granite Court
         Pickering, Ontario L1W 3JS Canada
         Tel.:  905-831-7177
         Fax:   905-831-4996
         Attn.: Carol Webster


(2)      Christie Design Corporation
         774 Mays Blvd. #10
         Incline Village, NV  89481
         Tel.:  702-586-9574
         Fax:   702-586-9584
         Attn.: Cary Christie


(3)      Interact Accessories, Inc.
         10999 McCormick Road
         Hunt Valley, Maryland  21031
         Tel.:  410-785-5661
         Fax:   410-785-5725
         Attn.: Todd Hays

(4)      Recoton Home Audio, Inc.
         Recoton Audio Corporation
         ReCone, Inc.
         Recoton Japan, Inc.
         Recoton International Holdings, Inc.
         Recoton European Holdings, Inc.
         2950 Lake Emma Road
         Lake Mary, Florida  32746
         Tel:   407-333-8900
         Fax:   407-444-0559
         Attn.: Stuart Mont

(5)      AAMP of Florida, Inc.
         13160 56th Court
         Clearwater, FL 33760
         Tel:   813-572-9255
         Fax:   813-573-9326
         Attn.: Micah Ansley

(6)      Recoton German Holdings GmbH
         Lise-Meitner-Strasse 9
         50259 Pulheim
         GERMANY
         Tel:   011-49-2234-984080
         Fax:   011-49-2234-984086
         Attn.: Jeremey Mermagen

(7)      Magnat Audio-Produkte GmbH
         MacAudio Electronics GmbH
         HECO Audio-Produkte GmbH
         Lise-Meitner-Strasse 9
         50259 Pulheim
         GERMANY
         Tel:   011-49-2234-984080
         Fax:   011-49-2234-984086
         Attn.: Mark Finger, Manager Director



--------
1. In each case, notice shall also be given to the Guarantor at the following address: c/o Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746; Attn.: Stuart Mont; Fax: 407-444-0559; Tel:
          407-333-8900.

STATE OF              )
                      :ss.:
COUNTY OF             )



          On the ______ day of __________ 1999, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________________; that he/she is
_____________________ of _______________ _______________________, the
corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.



                                      ---------------------------------
                                          Notary Public

                                                           Annex 1 to
                                                           Guarantee


          ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :

          WHEREAS, Recoton Corporation (the "Borrower"), the Lenders and the Agent have entered into a Credit Agreement, dated as of September 8, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, certain of the Borrower's Subsidiaries (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of September 8, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee") in favor of the Agent for the benefit of the Lenders;

          WHEREAS, the Lenders are the holders of a portion of the Existing Senior Obligations (such term, and the other capitalized terms in the Recitals having the meanings hereinafter assigned to them in the guarantee) and subject to the terms and conditions thereto, have agreed to modify and restructure the Existing Senior Obligations and provide additional working capital to the Borrower pursuant to the Master Restructuring Agreement among such parties, the Borrower and certain other creditors of the Borrower;

          WHEREAS, the Credit Agreement and the Master Restructuring Agreement require the Additional Guarantor to become a party to the Guarantee; and

          WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in subsection 1.13(c) of MRA Appendix B, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [ADDITIONAL  GUARANTOR]



                                            By:
                                               --------------------------
                                               Name:
                                               Title:

                                            Address for Notices:

                                            -----------------------------
                                            -----------------------------
                                            -----------------------------